UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2024

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or other jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

120 E. Baltimore st.

Suite 2100

Baltimore, Maryland, 21202

(Address, including zip code, of Principal Executive Offices)

410-230-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 DISPOSITION OF AN ASSET.

On November 4, 2021 Arbor-Myrtle Beach PE LLC of Uniondale, New York, noticed the Company of Effectuation of Change of Control and Demand for Turnover of Books and Records and Access to All Financial Accounts regarding a medical office building in South Carolina. The Company under advice of counsel complied with such demand. No consideration was received by the Company and the Arbor-Myrtle Beach PE LLC enforced its legal rights as the Preferred Member’s Rights to take control of the asset.

Item 2.06 MATERIAL IMPAIRMENTS.

As the Company relinquished control as described in Item 2.01 its financial condition became materially impaired.

Item 3.01 DELISTING STATUS.

The Company was delisted by the Commission on or about the resignation of Mr. Suneet Singal of December 17, 2019. The Company continues in this status and does not anticipate any change in such.

Item 4.01 Changes in Registrants Certifying Accountant.

The Company’s certifying accountant resigned from its position in 2021 as the Company’s inability to satisfy its accounts payable obligations.

Item 5.02(c).

In July 2020, Mr. Forelle was appointed interim consulting CEO reporting to the board.

Item 8.01 Other Events.

In 3Q 2019, an outside consultant, Mr. Forelle was appointed by the board of First Capital Real Estate Trust Inc. (“FCRETI”) to the position of interim consulting CEO. At that time the company was delisted and had no staff (see Item 3.01). The state of the company was not fully known to either the shareholders or the board as the previous CEO, Mr. Singal had departed the company and subsequently was indicted by the Securities and Exchange Commission for his acts at First Capital Real Estate Trust Inc. and affiliated companies. (U.S. District Court Southern District of New York Case 1:19-cv-11452-MKV, document filed 12/13/2019). Mr. Singal, who subsequently avoided a SEC trial by entering into a settlement with the SEC. (document filed 06/01/21) being fined and banned from a management role in an SEC overseen entity for a number of years.

Ultimately,Mr. Singal’s actions presented an immense problem for FCRETI and affiliated companies. The company had limited financial resources and Mr. Singal did not file the Company’s tax returns for several years during Mr. Singal’s tenure. And, correcting such was the first order of business to investigate. This work included working closely with its accounting firm and auditors to file the delinquent financial statements. Ultimately, the certifying accountant was unable to complete the proper work and resigned.

At that time, the Company had arranged temporary outside funding to carry out the accounting work which proved to be extremely difficult as Mr. Singal, as CEO, left the company without access or preparation of customary books and records which required the accountants and auditors to rebuild the financial statements from little to no reliable information. The Company’s files were in shambles and/or missing. After months of work, the outside funding abated and the accountants and auditors ceased to complete their assignment due to the company’s inability to pay them on a current basis.

It was further discovered that both employees and numerous outside vendors were owed significant monies that had not been paid under Mr. Singal. These vendors, which include lawyers, accountants, transfer agents, filing services, financial services companies, ex- employees and auditors (among others) some of whom have judicial judgments against the company have outstanding payments due as the company has no available liquidity and is functionally insolvent.

At that time, the company had an ownership position in one real estate asset that potentially could be sold to raise capital to pay its creditors and possibly continue its business (see Item 2.01). Upon due diligence and research, the company began negotiations with the loan servicer of the property and its preferred equity lender to arrange relief and/or funding for deferred maintenance which was one cause for the poor leasing of the asset. Unfortunately, the loan servicer refused to allow the requests for relief and/or restructuring and the preferred equity lender decided to enforce its legal rights to replace FCRETI and ultimately take control of the asset as a matter of law. FCRETI had no realistic alternative but to relinquish control of the real estate asset.

Further, FCRETI has been the target of litigation that it has stridently opposed by parties whom it believes are not interested in satisfying creditors but rather utilizing the company for other purposes. This litigation has been a burden on the Company’s resources. Further, FCRETI owns shares in an unrelated company that may be a source of value to satisfy its creditors and potentially distribute remaining value to its common equity. This is an ongoing process that will be reported on as the situation develops.

Further, FCRETI was unable to either contact the shareholders directly as the previous CEO, Mr. Singal, left its stock transfer agent’s bills unpaid and the agent refused to work with the company to allow the company to communicate with the shareholders. And would not, even under multiple requests, release the complete shareholder list of the company (which was not found in the minimal corporate records after Mr. Singal’s departure). Further, the state of Maryland registration was dormant and the SEC requires a current registration to file an 8K, even if such a company is delisted. Therefore, the company was unable to file an 8K until the state of Maryland re-instituted the registration; this process took approximately two years to rectify. The state of Maryland proved to be ineffective in promptly processing the company’s requests, especially during the covid pandemic. Re-registering the company took a significant amount of time and has been completed, which now allows the company to communicate to its shareholders via the SEC and this 8-K report.

The company board and management has met to consider plans to satisfy its creditors and to determine whether there is a path to continuing the company’s existence. Upon careful counsel and consideration regarding this situation, the board has voted to wind up the company and in such effort will work to satisfy its creditors in the process. Many of the largest creditors and ex-employees have agreed to a satisfaction of their claims.

To recap:

1. FCRETI has determined that there is no go forward business available to it;

2. FCRETI has engaged its creditors to satisfy its debts and obligations, many of which are satisfied;

3. Once all its debts are negotiated, it will notify its shareholders the state of its affairs.

4. As the wind-up of the company includes paying its debts (which is in progress) and once such is completed, the company will endeavor to distribute any assets remaining at that time to its shareholders as such are available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: February 23, 2024

By:	/s/ Frank C. Forelle
Name:	Frank C. Forelle
Title:	Interim Consulting Chief Executive Officer